EXHIBIT 10.1

SEVENTH AMENDMENT TO LEASE AGREEMENT

THIS SEVENTH AMENDMENT (the “SEVENTH Amendment”) is made and entered into as of September 10, 2019, by and between Exponent Realty, LLC, a Delaware limited liability company (“Landlord”), and Geron Corporation, a Delaware corporation (“Tenant”). Capitalized terms set forth herein and not otherwise expressly defined shall have the meaning set forth in the Lease.

RECITALS

A.

Landlord and Tenant are parties to that certain Office Lease Agreement dated February 29, 2012 (the “Lease”), the First Amendment dated January 10, 2014 (the “First Amendment”), the Second Amendment dated January 31, 2014 (the “Second Amendment”), the Third Amendment dated February 27, 2014 (the “Third Amendment”), the Fourth Amendment dated May 9th, 2014 (the “Fourth Amendment”), the Fifth Amendment dated September 15, 2015 (the “Fifth Amendment”), and the Sixth Amendment dated September 21, 2017 (the “Sixth Amendment”). Collectively, the Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment are referred to herein as the “Lease”. Pursuant to the Sixth Amendment, Landlord has leased to Tenant space currently containing approximately 14,485 rentable square feet as set forth on EXHIBIT A to the Sixth Amendment (the “Premises”) on the second floor of the building, known as suite 2070, located at 149 Commonwealth Dr., Menlo Park, CA 94025 (the “Building”).

B.

The Lease, by its terms, is due to expire on January 31, 2020 (the “Termination Date”), and the parties now desire to extend the lease term by two (2) additional months on the following terms and conditions.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Amendment Term. The Lease Term set forth in section C.3 of the BASIC LEASE PROVISIONS in the Information Sheet, as amended by the Sixth Amendment, is hereby amended to extend the Lease Term by two (2) additional months, from January 31, 2020 to March 31, 2020 (the “Extension Period”). Accordingly, the Lease Term shall expire at 12:00pm on March 31, 2020 (the “Expiration Date”), and all references in the Lease to the Expiration Date shall henceforth mean March 31, 2020, unless the

Lease is earlier terminated by Tenant as permitted by Section 3 hereof.

2.	Base Rent. The Base Rent set forth in section C.6 of the BASIC LEASE PROVISIONS is hereby changed according to the following schedule for the Extension Period only:

Period	Rentable Square Feet	Monthly Rate Per RSF	Monthly Base Rent
February 1, 2020 to March 31, 2020	14,485	$4.15	$60,112.75

3.

Option To Extend. The Conditions to Exercise of Options set forth in section 4.E.(i) and 4.E (ii) of the lease as amended by section 6 of the SIXTH Amendment are hereby deleted and are no longer in effect as of the date of the signing of this SEVENTH Amendment. No further options to extend the Lease are available to Tenant.

4.	Miscellaneous.
4.1

This SEVENTH Amendment, which is hereby incorporated into and made a part of the Lease, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any further Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this SEVENTH Amendment. Tenant may disclose the terms and conditions of the Lease, as amended by this SEVENTH Amendment, if required by applicable law which shall include the requirements of the United States Securities and Exchange Commission.

4.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

4.3	In the case of any inconsistency between the provisions of the Lease, and this SEVENTH Amendment, the provisions of this SEVENTH Amendment shall govern and control.

4.4

Submission of this SEVENTH Amendment by Landlord is not an offer to enter into this SEVENTH Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this SEVENTH Amendment until Tenant and Landlord have executed this SEVENTH Amendment and Landlord has delivered the same to Tenant.

4.5

Tenant hereby represents to Landlord that Tenant has dealt with no real estate brokers or agents in connection with this SEVENTH Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the “Landlord Related Parties”) harmless from all claims of any real estate brokers or agents claiming to have represented Tenant in connection with this SEVENTH Amendment.Landlord hereby represents to Tenant that Landlord has dealt with no real estate brokers or agents in connection with this SEVENTH Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such real estate brokers or agents(collectively, the “Tenant Related Parties”) harmless from all claims of any real estate brokers or agents claiming to have represented Landlord in connection with this SEVENTH Amendment.

4.6	Each signatory of this SEVENTH Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this SEVENTH Amendment as of the day and year first above written.

LANDLORD:

EXPONENT REALTY, L.L.C.,

a Delaware limited liability company

Date:    Sept 11, 2019      By:    /s/ Richard L. Schlenker

Name:  Richard L. Schlenker

Title:    Executive Vice President and

             Chief Financial Officer

TENANT:

GERON CORPORATION,

A Delaware corporation

Date:    10 Sept 2019      By:    /s/ John A. Scarlett

Name:   John A. Scarlett, M.D.

Title:     Chief Executive Officer